Filed Pursuant to Rule 424(b)(5)

Registration No. 333-232771

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2019)

Up to $53,000,000

Series 1 Redeemable Convertible Non-Voting Preferred Stock

Warrants

We are offering                  shares of Series 1 redeemable convertible non-voting preferred stock, or the Series 1 preferred stock, and warrants to purchase up to an aggregate of                  shares of common stock at an exercise price of                $ per share, or the Warrants. Each share of Series 1 preferred stock we sell in this offering will be accompanied by a Warrant to purchase 100 shares of common stock with an exercise price of $                per share or, in certain circumstances, for one share of Series 1 preferred stock at an exercise price of $                per share. Each share of Series 1 preferred stock and accompanying Warrant will be sold at a combined purchase price of $                . The shares of Series 1 preferred stock and warrants will be issued separately but can only be purchased together in this offering.

No public market currently exists for the securities we are offering, and we do not intend to apply to list the Series 1 preferred stock or the Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Each share of Series 1 preferred stock is initially convertible into 100 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting Series 1 preferred stock into shares of our common stock to the extent that immediately prior to or after giving effect to such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us. In the event of our liquidation, dissolution or winding up, holders of Series 1 preferred stock will receive a payment equal to $                per share of Series 1 preferred stock before any proceeds are distributed to the holders of our common stock. Shares of Series 1 preferred stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series 1 preferred stock will be required to amend the terms of the Series 1 preferred stock or take certain other actions with respect to the Series 1 preferred stock. The Series 1 preferred stock is redeemable at the option of the holder at any time on or after August     , 2024. Commencing August     , 2021, the liquidation preference, voting protective provisions and redemption provisions of the Series 1 preferred stock will terminate upon the earlier of (i) the date on which less than          shares of Series 1 preferred stock are outstanding, (ii) the Transition Date (as defined in this prospectus supplement) and (iii) a deemed liquidation event.

Each Warrant will be exercisable immediately, provided that the holder will be prohibited, subject to certain exceptions, from exercising the Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us. Under certain circumstances, each Warrant will be exercisable, at the irrevocable election of a holder, for one share of Series 1 preferred stock. Each Warrant will expire seven years from the date of issuance.

Our common stock is listed on the Nasdaq Global Market under the symbol “BLCM.” On August 15, 2019, the last reported sale price of our common stock on the Nasdaq Global Market was $1.00 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Bellicum	$	$

(1)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Certain institutional investors have agreed to enter into an agreement, or the private placement agreement, concurrently with the closing of this offering for the future purchase of up to                 shares of our Series 2 redeemable convertible non-voting preferred stock, or the Series 2 preferred stock, at a purchase price of $                per share, up to                  shares of our Series 3 redeemable convertible non-voting preferred stock, or the Series 3 preferred stock, at a purchase price of $                per share, warrants to purchase up to an aggregate of                shares of our common stock at an exercise price of $                per share, and warrants to purchase up to an aggregate of                shares of our common stock at an exercise price of $                per share, in a separate private placement transaction. The purchase and sale of the securities issuable under the private placement agreement is subject to our obtaining stockholder approval for additional authorized shares of common stock or a reverse stock split, and the right of the purchasers to purchase such securities will expire two and a half years after such stockholder approval, with respect to the Series 2 preferred stock, and three years after such stockholder approval, with respect to the Series 3 preferred stock, if not exercised prior to that date. The sale of such securities will not be registered under the Securities Act of 1933, as amended.

The underwriters expect to deliver the shares of Series 1 preferred stock and the Warrants on or about                 , 2019, subject to customary closing conditions.

Joint Book-Running Managers

Jefferies	Wells Fargo Securities

Co-Manager

Ladenburg Thalmann

Prospectus supplement dated                , 2019.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 30, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Bellicum,” “Bellicum Pharmaceuticals,” the “Company” and similar designations refer to Bellicum Pharmaceuticals, Inc. and its subsidiaries on a consolidated basis. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain common law, unregistered trademarks for Bellicum Pharmaceuticals based on use of the trademarks in the United States. Other trademarks referred to in this prospectus supplement or the accompanying prospectus or the information incorporated by reference herein and therein are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Notice to Investors

United Kingdom. In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

MiFID II Product Governance. Any distributor subject to MiFID II that is offering, selling or recommending the Series 1 preferred stock and Warrants is responsible for undertaking its own target market assessment in respect of the Series 1 preferred stock and Warrants and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593, or the Delegated Directive. Neither we nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

European Economic Area. In relation to each Member State of the European Economic Area (each, a Member State), no offer of securities may be made to the public in that Member State except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of our product development activities and clinical trials;

•	our ability to advance Chemical Induction of Dimerization, or CID, CID-based technologies, including CaspaCIDe and GoCAR-T;

•

our ability to obtain and maintain regulatory approval of rivo-cel and any other product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

•	the commercialization of our product candidates, if approved;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to attract collaborators with development, regulatory and commercialization expertise and the success of any such collaborations;

•	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates;

•	regulatory developments in the United States, or U.S., and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	our ability to grow our organization and increase the size of our facilities to meet our anticipated growth;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act;

•	our use of cash and other resources, including the use of proceeds from this offering; and

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus supplement and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus supplement and the accompanying prospectus together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under the heading “Risk Factors,” as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Overview

We are a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies by modulating T cell function via controllable molecular switches. We are focused on developing treatments for various forms of cancer, including both hematological cancers and solid tumors, as well as orphan inherited blood disorders. We are using our proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer our product candidates with switch technologies that are designed to control components of the immune system in real time. By incorporating our CID platform, our product candidates may offer better efficacy and safety outcomes than are seen with current cellular immunotherapies.

We are developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including chimeric antigen receptor T cell therapy, or CAR-T and hematopoietic stem cell transplantation, or HSCT. CAR-T cell therapies are an innovative approach in which a patient’s T cells are genetically modified to carry chimeric antigen receptors, or CARs. While high objective response rates have been reported in some hematological malignancies, CAR-T cells have shown limited clinical efficacy in solid tumors due to limited proliferation and persistence of these cells and to immune suppressive factors found in the tumor microenvironment. Patients treated with CAR-T cell therapies can have serious and sometimes fatal toxicities, which include instances in which the CAR-T cells have caused high levels of cytokines due to over-activation, referred to as “cytokine release syndrome,” or CRS, neurologic toxicities and cases in which CAR-T cells have attacked healthy organs. In each case, these toxicities have sometimes resulted in death. HSCT, also known as bone marrow transplantation, has for decades been curative for many patients with hematological cancers or orphan inherited blood disorders. However, adoption of HSCT to date has been limited by the risks of transplant-related morbidity and mortality from graft-versus-host-disease, or GvHD, and the potential for serious infections or cancer recurrence due to the lack of an effective immune system following a transplant.

Our proprietary CID platform is designed to address these challenges. Events inside a cell are controlled by cascades of specialized signaling proteins. CID consists of molecular switches, modified forms of these signaling proteins, which are triggered inside the patient by infusion of a small molecule, instead of by natural upstream signals. We include these molecular switches in the appropriate immune cells and deliver the cells to the patient in the manner of conventional cellular immunotherapy. We have developed two such switches: an “activation switch,” designed to stimulate activation, proliferation and persistence of the immunotherapy cells and provide other immunomodulatory benefits, and a “safety switch,” designed to initiate programmed cell death, or apoptosis, of the immunotherapy cells. Each of our product candidates incorporates one or both of these switches, for enhanced, real time control of efficacy and safety:

•

Our iMC activation switch (also known as inducible MyD88/CD40) incorporated into our GoCAR-T™ product candidates is designed to deliver enhanced efficacy versus 1st and 2nd generation CAR-T therapies through multiple mechanisms of action, including: 1) inducible activation, proliferation and persistence of the T cells; 2) modulation of the tumor microenvironment, overriding common inhibitory pathways like PD-1, PGE2, and TGF-ß; and 3) enhancing host immune activity by inducing pro-inflammatory cytokines and chemokines to modulate the tumor microenvironment and recruit host immune cells. These effects are designed to be controlled through the scheduled administration of a course of rimiducid infusions that may continue until the desired patient outcome is achieved. In the event of emergence of side effects, the level of activation of the GoCAR-T cells is designed to be attenuated by extending the interval between rimiducid doses, potentially reducing the dosage per infusion, or suspending further rimiducid administration.

•

Our CaspaCIDe™ safety switch (also known as inducible Caspase-9, or iC9) is incorporated into our rivo-cel product candidate, where it is inactive unless the patient experiences a serious side effect. In that event, a small molecule dimerizer (e.g., rimiducid or temsirolimus) is administered to induce Caspase-9 and eliminate a majority of the cells, with the goal of attenuating the therapy and resolving the serious side effect.

•

In addition, we have an active research effort to develop other advanced molecular switch approaches, including a “dual-switch” GoCAR-T that is designed to provide a user-controlled system for managing proliferation, persistence and safety of tumor antigen-specific CAR-T cells by incorporating both our iMC and CaspaCIDe switches, respectively.

By incorporating our novel switch technologies, we are developing product candidates with the potential to elicit positive clinical outcomes and ultimately change the treatment paradigm in various areas of cellular immunotherapy. Our clinical product candidates are described below.

•

Rivo-cel (rivogenlecleucel, formerly known as BPX-501) is a product candidate intended to improve HSCT outcomes in the treatment of hematologic malignancies, including leukemias, lymphomas, and inherited blood disorders. Rivo-cel, which contains our proprietary CaspaCIDe safety switch, is an allogeneic polyclonal T cell therapy that is designed to improve transplant outcomes following an HSCT procedure, including enhancing the recovery of the donor immune system, providing protection against infections, and in the case of malignancies, protection against disease relapse. In cases of severe or uncontrolled GvHD (the primary risk of donor T cell infusions), elimination of a portion of the infused rivo-cel product is possible through the activation of the CaspaCIDe safety switch.

The European Commission has granted orphan drug designations to rivo-cel for treatment in HSCT, and for activator agent rimiducid for the treatment of GvHD. Additionally, rivo-cel and rimiducid have received orphan drug status from the U.S. Food and Drug Administration, or the FDA, as a combination replacement T cell therapy for the treatment of immunodeficiency and GvHD after allogeneic HSCT.

Based on interactions with the European Medicines Agency, or the EMA, we believe that data from the European arm of our BP-004 trial could form the basis of Marketing Authorisation Applications, or MAAs, for rivo-cel and rimiducid for the treatment of pediatric patients with high-risk hematological cancers or certain orphan inherited blood disorders. In addition, the EMA’s Committee for Medicinal Products for Human Use, or the CHMP, has agreed that review and approval under “exceptional circumstances” may be suitable, recognizing that a randomized trial may not be feasible in the pediatric haploidentical HSCT setting. In place of a randomized trial, we are collecting data from the C/CP-004 study, a concurrent observational study in pediatric patients receiving a matched unrelated donor HSCT. In July 2019 we announced that the primary endpoint of event-free survival at 180 days in our BP-004 European registration trial for rivo-cel has been achieved. In addition, based on recent EMA feedback we are also planning to compare our BP-004 results to similar patients registered in the European Bone Marrow Transplant (EBMT) registry. We expect to file MAAs for European marketing approvals in late 2019 or early 2020.

We recently initiated a pivotal randomized Phase 2/3 global clinical trial, called THRIVE, for rivo-cel in adult and adolescent patients 12 years and older with intermediate and high-risk acute myeloid leukemia (AML) or myelodysplastic syndromes (MDS). The trial will compare the primary endpoint of overall survival in patients receiving a haplo-transplant with rivo-cel versus the standard post-transplant cyclophosphamide haplo-transplant regimen. We submitted and reviewed the protocol with the FDA during a Type C meeting and began screening patients for the trial in December of 2018.

•

BPX-601 is an autologous GoCAR-T product candidate containing our proprietary iMC activation switch, designed to treat solid tumors expressing prostate stem cell antigen, or PSCA. We believe iMC enhances T cell proliferation and persistence, enhances host immune activity, and modulates the tumor microenvironment to improve the potential to treat solid tumors compared to traditional CAR-T therapies. A Phase 1/2 clinical trial, called BP-012, in patients with pancreatic, gastric, or prostate cancers expressing PSCA is ongoing and we expect to report updated data from this clinical trial in late 2019 or early 2020.

•

BPX-603 is a dual-switch GoCAR-T product candidate containing both the iMC activation and CaspaCIDe safety switches. BPX-603 is Bellicum’s first controllable dual-switch GoCAR-T product candidate and is designed to target solid tumors that express the human epidermal growth factor receptor 2 antigen, or HER2. We expect IND clearance for BPX-603 in late 2019.

•

BPX-802 is a dual-switch GoCAR-T product candidate containing both the iMC and CaspaCIDe switches. BPX-802 is designed to target an antigen expressed in hematological malignancies. We expect to submit an IND for BPX-802 in late 2019.

We have developed efficient and scalable processes to manufacture genetically modified T cells of high quality, which are currently being used to produce rivo-cel and BPX-601 for our clinical trials. We are leveraging this know how in combination with our proprietary cellular control technologies, resources, capabilities and expertise for the manufacture of CAR-T product candidates to create and develop first and best-in-class product candidates.

We have established in-house cell manufacturing and vector production capabilities at our headquarters facility in Houston, Texas. We completed the facility build-out in early 2018, and we expect that our facilities will meet our U.S. clinical trial and early commercialization requirements. For the European market, we plan to continue working with established contract manufacturers.

Corporate Information

We were incorporated in Delaware in July 2004. Our principal executive offices are located at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas and our telephone number is (832) 384-1100. Our corporate website address is www.bellicum.com. The contents of our website are not a part of, and are not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus and you should not rely on any such information in making any decisions of whether to purchase our securities. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Incorporation of Certain Information by Reference.”

We use various trademarks, service marks and trade names in our business, including without limitation “Bellicum Pharmaceuticals” and “Bellicum.” This prospectus supplement also contains trademarks, service marks and trade names of other businesses that are the property of their respective holders.

THE OFFERING

The summary below describes the principal terms of the securities we are offering. Certain of the terms of the securities described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of the Securities We are Offering.”

Issuer	Bellicum Pharmaceuticals, Inc.

Securities offered by us	shares of Series 1 preferred stock and warrants to purchase up to shares of common stock or, in certain circumstances, Series 1 preferred stock.

Series 1 Preferred Stock

Conversion Rights	Each share of our Series 1 preferred stock is initially convertible into 100 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting such shares of Series 1 preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us.

Liquidation preference	Until the Transition Date, in the event of our liquidation, dissolution, or winding up or a deemed liquidation event, holders of our Series 1 preferred stock will receive a payment equal to $ per share before any proceeds are distributed to the holders of our common stock.

Voting rights

Shares of Series 1 preferred stock will generally have no voting rights, except to the extent expressly provided in our certificate of incorporation or as otherwise required by law.

However, until the earlier of (i) the date on which less than                 shares of Series 1 preferred stock are outstanding, (ii) the Transition Date or (iii) a deemed liquidation event, the affirmative consent of holders of a majority of the outstanding Series 1 preferred stock will be required before we can:

•  amend, alter, modify or repeal (whether by merger, consolidation or otherwise) the certificate of designations relating to our Series 1 preferred stock, our certificate of incorporation or our bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the Series 1 preferred stock;

•  authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior or on parity with the Series 1 preferred stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or on parity with the Series 1 preferred stock, except as pursuant to the conversion or exercise of securities issued and outstanding as of the date of first issuance of the Series 1 preferred stock or pursuant to any agreement in effect on or prior to such date;

•  purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend, or make any distribution on, any shares of our capital stock, other than redemptions of or dividends or distributions on the preferred stock unless expressly authorized in the certificate of designations; or

•  enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the requisite holders.

Redemption at the option of the holder	Until the Transition Date, at any time on or after August , 2024, the Series 1 preferred stock is redeemable at the option of the holders at a redemption price of $ per share.

Ranking

The Series 1 preferred stock will rank:

•  senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the preferred stock;

•  until the Transition Date, senior to our common stock;

•  on parity with any class or series of capital stock hereafter created specifically ranking by its terms on parity with the preferred stock; and

•  junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the preferred stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily.

Transition Date	The Transition Date means the date on which each of the following have occurred (provided that the Transition Date will not be earlier than August , 2021): (1) the closing price of the Company’s common stock has been equal to or exceeded $ per share for 180 calendar days; (2) the 50-day average trading volume of the Company’s common stock on the Nasdaq stock market is greater than 500,000 shares; and (3) a Phase 3 or Phase 2 pivotal clinical trial for one of the Company’s CAR-T product candidates has been initiated, meaning that at least one clinical trial site has been activated.

Warrants

Warrants offered by us	Warrants to purchase up to shares of common stock. Each Warrant will be exercisable for up to 100 shares of common stock.

Exercise Price	$ per share

Exercisability	Each Warrant will be immediately exercisable, provided that the holder will be prohibited, subject to certain exceptions, from exercising the Warrant for shares of our common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us.

Expiration	August , 2026

Irrevocable election to receive Series 1 preferred stock on exercise	After the Transition Date, the Warrants will be exercisable, at the irrevocable election of a holder, for one share of Series 1 preferred stock at an initial exercise price of $ per share.

Use of proceeds	We intend to use the net proceeds from this offering to fund the development of our ongoing clinical and preclinical programs, and for working capital and other general corporate purposes.

Listing	There is no established public trading market for the Series 1 preferred stock or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series 1 preferred stock or the Warrants on the Nasdaq Global Market or on any national securities or other nationally recognized trading system. Our common stock is listed on the Nasdaq Global Market under the symbol “BLCM.”

The number of shares of our common stock outstanding as of June 30, 2019, was 46,254,163 shares and excludes:

•	7,665,330 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2019, at a weighted-average exercise price of $7.45 per share of common stock;

•	215,937 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2019;

•	2,345,481 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan, as of June 30, 2019;

•	374,637 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, as of June 30, 2019;

•	shares of our common stock issuable upon the conversion of the Series 1 preferred stock being offered by us in connection with this offering;

•	shares of our common stock issuable pursuant to the conversion of shares of Series 2 preferred stock issuable pursuant to the private placement agreement; and

•	shares of our common stock issuable pursuant to the conversion of shares of Series 3 preferred stock issuable pursuant to the private placement agreement;

•	up to shares of our common stock and up to shares of our Series 1 preferred stock issuable upon the exercise of the Warrants being offered by us in connection with this offering; and

•	up to shares of our common stock and up to shares of our Series 1 preferred stock issuable upon the exercise of the Warrants issuable pursuant to the private placement agreement.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of the outstanding stock options described above;

•	no conversion of the shares of preferred stock described above; and

•	no exercise of the Warrants.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the following risk factors together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus in evaluating an investment in our securities. If any of the following risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock (including the common stock issuable upon conversion of the Series 1 preferred stock or upon exercise of the Warrants) could decline and you could lose all or part of your investment.

There is no trading market for the Series 1 preferred stock or the Warrants and the holders of these securities may be unable to resell them at desired times or prices, or at all.

Each of the Series 1 preferred stock and the Warrants are a new class of securities for which no market currently exists. We do not intend to apply to list these securities on any securities exchange or for quotation on any inter-dealer quotation system. The underwriters are not under an obligation to make a market for these securities and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for these securities may never develop, and, even if one develops, it may not be maintained. If an active trading market for any of these securities does not develop or is not maintained, then the market price and liquidity of the security will be adversely affected and holders may not be able to resell their security at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the Series 1 preferred stock and the Warrants will depend on many factors, including, among other things, the trading price of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for derivative securities has been volatile. Market volatility could significantly harm the market for these securities, regardless of our financial condition, results of operations, business, prospects or credit quality.

Not all dilutive events will result in an adjustment to the conversion rates.

The conversion rate of the Series 1 preferred stock may be adjusted upon the occurrence of certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock; and

•	certain tender or exchange offers.

See “Description of the Securities We are Offering—Description of Preferred Stock—Conversion.” We are not required to adjust the conversion rate for other events, such as an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, including the issuance of our securities in the concurrent private placement, could depress the trading price of our common stock, the Series 1 preferred stock or the Warrants.

As discussed in the section entitled “Private Placement Transaction,” we are obligated to issue shares of shares of Series 2 preferred stock, Series 3 preferred stock and related Warrants, for aggregate gross proceeds of $70,000,000, to certain institutional investors at two or more closings, each to occur at such investors’ discretion. In addition, we may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the Series 1 preferred stock and the Warrants may significantly decrease. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders.

If you purchase securities in this offering, assuming the conversion of the Series 1 preferred stock and the exercise of the Warrants for common stock, you will suffer immediate dilution of your investment.

The public offering price per share attributable to each share of common stock issuable upon conversion of the Series 1 preferred stock and exercise of the Warrants being offered in this offering is substantially higher than the as-adjusted net tangible book value per share of our common stock after this offering. Therefore, if you purchase securities in this offering you will suffer immediate and substantial dilution in the as-adjusted net tangible book value per share of the common stock issuable upon the conversion or exercise of the securities that you purchase in this offering. If you purchase securities in this offering, assuming no exercise of the Warrants included in this offering, no value is attributed to such Warrants and such Warrants are classified as and accounted for as equity, you will experience immediate and substantial dilution in net tangible book value of $    per share, after giving effect to this offering. In the event the Warrants are exercised by holders, you will experience additional dilution to the extent that the exercise price of those Warrants is higher than the book value per share of our common stock. Furthermore, if previously issued options to acquire common stock are exercised at prices below the public offering price per share attributable to each share of common stock issuable upon the conversion or exercise of the securities being offered in this offering, or the Warrants are accounted for as liabilities, you will experience further dilution.

Upon the Transition Date, as defined in this prospectus supplement, holders of the Series 1 preferred stock will lose certain rights, including with respect to liquidation preference, voting and redemption, which could depress the value of the Series 1 preferred stock or the Warrants and limit the protections afforded to such holders.

The holders of the Series 1 preferred stock will initially be entitled to certain rights, including the right to receive a preferential payment equal to $         per share before any proceeds are distributed to the holders of our common stock in the event of our liquidation, dissolution or winding up or a deemed liquidation event, protective voting provisions and the right to require us to redeem all or a portion of the shares of Series 1 preferred stock at a redemption price of $         per share. Among other provisions in the certificate of designations establishing the rights, preferences and limitations of the Series 1 preferred stock, upon the Transition Date, as defined in the section entitled “Description of the Securities We are Offering—Description of Preferred Stock—Redemption,” these rights will terminate. As a result, the value of the Series 1 preferred stock and the Warrants may significantly decrease as a result, and you will lose the economic and protective benefits of these rights.

If we are required to redeem shares of preferred stock, our cash position will be negatively impacted. In addition, we may not have sufficient funds to redeem shares of preferred stock.

Until the Transition Date, at any time on or after August     , 2024, some or all of our outstanding shares of preferred stock will be redeemable at the option of the holder at a redemption price of $         per share, upon delivery of an irrevocable written notice to us. If a holder of preferred stock requests redemption we will be required to required to redeem such shares of preferred stock. However, we may be unable to redeem such preferred stock if restrictions under applicable law or contractual obligations prohibit such redemption. For example, Delaware law provides that a redemption on capital stock may only be paid from “surplus” or, if there is no “surplus,” from a corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to redeem the preferred stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. To date, we have operated at a loss. Accordingly, if we do not have sufficient “surplus” under Delaware law, we would be unable to effect such redemption. If we do have sufficient “surplus” to effect such redemption, our available cash will be negatively impacted and our ability to use the net proceeds from this offering as described in the section entitled “Use of Proceeds” could be substantially limited. In addition, such reduction in our available cash could decrease the trading price of our common stock, and, accordingly, the Series 1 preferred stock and the Warrants.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. Our failure to apply these funds effectively could have a material adverse effect on our business, impair or delay our ability to develop our product candidates and cause the price of our common stock to decline. See the section entitled “Use of Proceeds.”

This offering may impair or limit our net operating loss carry forwards and certain other tax attributes.

As of December 31, 2018, we had aggregate U.S. and U.K. net operating loss carryforwards of approximately $303.0 million and $2.4 million, respectively, and aggregate U.S. federal and Texas state research and development credits of approximately $8.9 million and $4.7 million, respectively. If we experience an “ownership change,” our ability to use our net operating loss carryforwards and other pre-change tax attributes to offset our income or taxes would be limited. For these purposes, an ownership change generally occurs if the aggregate stock ownership of a holder, or group of holders, of at least 5% of our stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. The purchase of our securities in this offering may trigger an ownership change with respect to our stock. If an ownership change occurs and our ability to use our net operating loss carryforwards is materially limited, it would harm our future operating results by effectively increasing our future tax obligations.

USE OF PROCEEDS

We estimate that the proceeds from this offering will be approximately $            million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Pursuant to the private placement agreement, we will also receive a $12.1 million upfront option fee upon execution of the private placement agreement and up to $70.0 million if/when the concurrent private placement purchasers exercise their right to purchase our securities under the terms of the private placement agreement. This estimate and additional private placement proceeds exclude the proceeds, if any, from exercise of the Warrants sold in this offering and the concurrent private placement. If all of the Warrants sold in this offering were to be exercised in cash, we would receive additional net proceeds of approximately $            million. If the Warrants to be sold under the private placement agreement are sold by us and exercised in cash, we would receive additional net proceeds of approximately $            million. We cannot predict when or if any of the Warrants will be issued and/or exercised. It is possible that the Warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering to fund the development of our ongoing clinical and preclinical programs, and for working capital and other general corporate purposes, which may include commercialization expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business.

Pending their use as described above, we plan to invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our securities. In addition, the terms of our loan and security agreement with Oxford Finance LLC restrict our ability to declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

Our net tangible book value as of June 30, 2019 was $22.5 million, or $0.49 per share of common stock based upon 46,254,163 shares outstanding. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of shares of common stock outstanding as of June 30, 2019.

After giving effect to our issuance and sale of                  shares of Series 1 preferred stock and Warrants to purchase up to                  shares of common stock in this offering at the public offering price per share of Series 1 preferred stock and the accompanying Warrants of $                , assuming the conversion of all shares of our Series 1 preferred stock sold in this offering into shares of our common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Warrants offered hereby, our net tangible book value as of June 30, 2019 would have been $                million, or $                 per share. This represents an immediate increase in net tangible book value of $                 per share to existing stockholders and an immediate dilution in net tangible book value of $                 per share of common stock to investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of common stock into which the shares of Series 1 preferred stock being offered as part of this offering are convertible		$
Net tangible book value per share of common stock as of June 30, 2019	$0.49
Increase in net tangible book value per share of common stock attributable to new investors in this offering

Net tangible book value per share of common stock as of June 30, 2019 after giving effect to this offering		$

Dilution in net tangible book value per share of common stock to new investors in this offering		$

The number of shares of our common stock outstanding as of June 30, 2019, was 46,254,163 shares and excludes:

•	7,665,330 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2019, at a weighted-average exercise price of $7.45 per share of common stock;

•	215,937 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2019;

•	2,345,481 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan, as of June 30, 2019;

•	374,637 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, as of June 30, 2019;

•	shares of our common stock issuable upon the conversion of the Series 1 preferred stock being offered by us in connection with this offering;

•	shares of our common stock issuable pursuant to the conversion of shares of Series 2 preferred stock issuable pursuant to the private placement agreement; and

•	shares of our common stock issuable pursuant to the conversion of shares of Series 3 preferred stock issuable pursuant to the private placement agreement;

•	up to shares of our common stock and up to shares of our Series 1 preferred stock issuable upon the exercise of the Warrants being offered by us in connection with this offering; and

•	up to shares of our common stock and up to shares of our Series 1 preferred stock issuable upon the exercise of the Warrants issuable pursuant to the private placement agreement.

To the extent that the Warrants are exercised, any options are exercised, new equity awards are granted under our equity incentive plans, the shares of Series 1 preferred stock are converted, the Warrants issued in this offering are accounted for as liabilities or we otherwise issue additional securities in the future, there will be further dilution to new investors.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to                 shares of our Series 1 preferred stock and Warrants to purchase up to                 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon conversion of the Series 1 preferred stock, the common stock and Series 1 preferred stock issuable upon exercise of the Warrants, and the common stock issuable upon the conversion of the Series 1 preferred stock issuable upon exercise of the Warrants. As discussed in the section entitled “Private Placement Transaction,” we may also issue shares of Series 2 preferred stock, Series 3 preferred stock and related Warrants pursuant to the private placement agreement to be entered into concurrently with the closing of this offering.

Description of Preferred Stock

The following summary of certain terms and provisions of our Series 1 preferred stock, Series 2 preferred stock and Series 3 preferred stock, or the Preferred Stock, is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Certificate of Designations, Preferences and Rights of Series 1 Preferred Stock, Series 2 Preferred Stock and Series 3 Preferred Stock, or the Certificate of Designations, that we expect to file as an exhibit to a Current Report on Form 8-K in connection with this offering.

General. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.01 per share. After this offering and the issuance of all of the securities issuable in the concurrent private placement,                shares of Series 1 preferred stock,                 shares of Series 2 preferred stock and                shares of Series 3 preferred stock will be outstanding. In addition, in certain circumstances described below, the warrants offered in this offering and in the concurrent private placement may be exercisable for an aggregate of up to                  shares of Series 1 preferred stock.

After this offering, subject to the limitations prescribed by our certificate of incorporation and Delaware law, our board of directors will be authorized to provide for the issue of                  additional undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof,, all without any further vote or action by our stockholders.

When issued, the shares of preferred stock will be validly issued, fully paid and non-assessable.

Rank. The Preferred Stock will rank:

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the preferred stock;

•	until the Conditions described below have been met, senior to our common stock;

•	on parity with any class or series of capital stock hereafter created specifically ranking by its terms on parity with the preferred stock; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the preferred stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily.

Conversion. Each share of preferred stock is initially convertible into 100 shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder, provided that the holder will be prohibited from converting the preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us.

Liquidation Preference. Until the Transition Date, in the event of our liquidation, dissolution, winding up or Deemed Liquidation (as defined below), holders of the Preferred Stock will receive a payment equal to the applicable per share purchase price of their Preferred Stock, which refer to as the liquidation preference, before any proceeds are distributed to the holders of our common stock.

A “Deemed Liquidation” means:

•

a merger or consolidation in which we are a constituent party or one of our subsidiaries is a constituent party and we issue shares of our capital stock pursuant to such merger or consolidation, except any such merger or consolidation in which our shares of capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

•

the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by us or any of our subsidiaries of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more of our subsidiaries if substantially all of our assets and the assets of our subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to one of our wholly owned subsidiaries.

Voting Rights. Shares of preferred stock will generally have no voting rights, except to the extent expressly provided in our certificate of incorporation or as otherwise required by law. However, until the earlier of (i) the date on which less than                shares of Preferred Stock are outstanding, (ii) the Transition Date applicable to the respective series of preferred stock or (iii) a Deemed Liquidation, the affirmative consent of holders of a majority of the outstanding Preferred Stock will be required before we can:

•

amend, alter, modify or repeal (whether by merger, consolidation or otherwise) the Certificate of Designations, our certificate of incorporation or our bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the preferred stock;

•

authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior or on parity with the preferred stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or on parity with the preferred stock, except as pursuant to the conversion or exercise of securities issued and outstanding as of the date of first issuance of the Series 1 preferred stock or pursuant to any agreement in effect on or prior to such date;

•

purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend, or make any distribution on, any shares of our capital stock, other than redemptions of or dividends or distributions on the preferred stock unless expressly authorized in the Certificate of Designations; or

•	enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the Requisite Holders.

Dividends. Shares of preferred stock will be entitled to receive dividends equal to (on an as-if-converted-to-common stock basis), and in the same form and manner as, dividends actually paid on shares of common stock.

Redemption. Until the Transition Date, at any time on or after the fifth anniversary of the initial issuance of each series of Preferred Stock, all or any portion of the Preferred Stock is redeemable at the option of the holder at a redemption price that is equal to the per share purchase price of the applicable Preferred Stock, upon delivery of an irrevocable written notice to us. Any redemptions shall take place on the 14th calendar day following the date of a redemption notice delivered by a holder. At the closing of any redemption, we will be obligated to pay the holder of such redeemed Preferred Stock an amount equal to the applicable aggregate redemption price for all such redeemed Preferred Stock against receipt by us of such holders certificate or certificates evidencing the Preferred Stock to be redeemed. If we are not permitted, or do not have funds legally available in the amount necessary, to redeem all shares of Preferred Stock to be redeemed on a redemption date, then the Preferred Stock will be redeemed by us to the maximum extent we are permitted and have funds legally available on a pro rata basis, in accordance with the number of shares to be redeemed.

The “Transition Date” means:

•	With respect to the Series 1 preferred stock, the date on which each of the Conditions is met; provided that the Series 1 preferred stock Transition Date shall not be earlier than August , 2021;

•	With respect to the Series 2 preferred stock, the 181st day after the Series 1 preferred stock Transition Date; and

•	With respect to the Series 3 preferred stock, the 181st day after the Series 2 preferred stock Transition Date.

The “Conditions” mean: (1) the closing price of the Company’s common stock has been equal to or exceeded $                per share for 180 calendar days; (2) the 50-day average trading volume of the Company’s common stock on the Nasdaq stock market is greater than 500,000 shares; and (3) a Phase 3 or Phase 2 pivotal clinical trial for one of the Company’s CAR T product candidates has been initiated, meaning that at least one clinical trial site has been activated.

Notification of Lost Rights. We are required to provide notice to the holders of the applicable series of Preferred Stock of the applicable Transition Date within 30 days following the applicable Transition Date, which will be deemed provided if delivered to such holders in writing or via email, or if disclosed by us pursuant to a press release linked on our website, a Current Report on Form 8-K filed with the SEC, a Quarterly Report on Form 10-Q filed with the SEC or an Annual Report on Form 10-K filed with the SEC.

Exchange Listing. We do not intend to list the Preferred Stock on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. We expect the common stock issuable upon conversion of the Preferred Stock to be listed on the Nasdaq Global Market.

Description of Warrants

The following summary of certain terms and provisions of the Warrants is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of Warrant that we expect to file as an exhibit to a Current Report on Form 8-K in connection with this offering.

Duration and Exercise Price. Each Warrant issued in the offering will have an initial exercise price equal to $                per share of common stock and will be immediately exercisable and will expire seven years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The Warrants issuable pursuant to the private placement agreement will have an exercise price equal to $            per share of common stock for the Warrants to purchase up to            shares of Common Stock issued in connection with the issuance of our Series 2 preferred stock and an exercise price equal to $            per share of common stock for the Warrants to purchase up to            shares of Common Stock issued in connection with the issuance of our Series 3 preferred stock. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants issued pursuant to the private placement agreement will expire seven years from the date of issuance.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to us. At any time following the Series 1 preferred stock Transition Date, a holder of a Warrant may irrevocably elect to exercise such Warrant for shares of Series 1 preferred stock, at an exercise price that is equal to 100 times the then-current exercise price of such Warrant and for such number of shares of Series 1 Preferred Stock as is equal to 1/100th of the number of shares of common stock for which such Warrant is then-exercisable.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number of shares of common stock.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Warrants is currently listed on the Nasdaq Global Market. We do not intend to list the Series 1 preferred stock issuable upon exercise of the Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. We may not enter into a Fundamental Transaction (as defined in each Warrant) unless the successor entity assumes our obligations under the Warrants.

Change of Control. In the event of a Change of Control (as defined in each Warrant) approved by our Board of Directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrants on the date of the consummation of the Change of Control. In the event of a Change of Control which is not approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for the consideration paid in the Change of Control in the amount of the Black-Scholes value of the unexercised portion of the Warrants on the date of the consummation of the Change of Control payable at our option in either shares of our common stock (or, in certain cases, in the securities of the successor entity) or cash.

We will evidence the Warrants by warrant certificates that we will issue.

Description of Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the trading symbol “BLCM.” There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. We do not intend to list the Preferred Stock or the Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock and the Preferred Stock (including the underlying shares of common stock issuable upon conversion of the Preferred Stock and the underlying shares of common stock and Series 1 preferred stock issuable upon exercise of the Warrants) is American Stock Transfer & Trust Company, LLC.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the closing of this offering, we will be entering into the private placement agreement with one or more institutional investors pursuant to which we will agree to issue shares of Series 2 preferred stock, Series 3 preferred stock and related Warrants for aggregate gross proceeds of up to $70,000,000, which we refer to as the Private Placement. The Private Placement will provide for two or more separate closings, each to occur at the investors’ discretion, within five days’ notice to us, at any time following our receipt of the approval from our stockholders to increase our authorized shares of common stock, or a reverse stock split, in order to facilitate sufficient authorized shares issuable upon conversion of the Series 2 preferred stock and the Series 3 preferred stock and the exercise of the related Warrants to be issued in the Private Placement and prior to the two and a half year anniversary (with respect to the Series 2 preferred stock) or three year anniversary (with respect to the Series 3 preferred stock) of the date we effect such authorized share increase or reverse stock split. In connection with the execution of the private placement agreement, the investors will pay us an upfront option fee of $12.1 million, which is equal to the sum of $125 per share of Series 2 preferred stock and Series 3 preferred stock issuable in the Private Placement plus $0.125 per share of common stock issuable upon exercise of the Warrants issuable in the Private Placement.

The terms of the Series 2 preferred stock and Series 3 preferred stock and related Warrants issuable in the Private Placement, or the Private Placement Securities, are described in the section entitled “Description of the Securities We are Offering” under the subheadings “Description of Preferred Stock” and “Description of Warrants,” respectively. The terms of the Private Placement will be described in greater detail in a Current Report on Form 8-K that we expect to file in connection with the entry into the purchase agreement for the Private Placement.

The Private Placement Securities are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell shares of common stock issued upon conversion of the Series 2 preferred stock or Series 3 preferred stock or exercise of related Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations of the purchase, ownership and disposition of Series 1 preferred stock and Warrants acquired pursuant to this offering, and common stock acquired upon conversion of Series 1 preferred stock or exercise of Warrants acquired pursuant to this offering. This section is based upon provisions of the U.S. Internal Revenue Code, or the Code, applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary applies only to holders who acquire their Series 1 preferred stock or Warrants in this offering and hold them as capital assets. This summary is general in nature and does not address all aspects of U.S. federal income taxes and does not address state, local, estate, gift or non-U.S. consequences, In addition, it does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, corporations that accumulate earnings to avoid U.S. federal income tax or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

persons holding Series 1 preferred stock, Warrants or common stock as a part of an integrated or conversion transaction or a straddle or persons deemed to sell Series 1 preferred stock, Warrants or common stock under the constructive sale provisions of the Code;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•

S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass through entities, or investors in such pass-through entities holding our common stock;

•	persons subject to special tax accounting rules under Section 451(b) of the Code;

•

persons that own, or are deemed to beneficially own, more than 5% of the fair market value of the Series 1 preferred stock and the Warrants, or persons that, on the date of the acquisition of the Series 1 preferred stock or Warrants hereunder or any subsequent acquisition of the Series 1 preferred stock or Warrants, own, or are deemed to beneficially own, Series 1 preferred stock and/or Warrants with a fair market value of more than 5% of the fair market value of our common stock; and

•	persons who are subject to the alternative minimum tax.

If an entity or arrangement treated as a partnership holds shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of common stock, you should consult your tax advisor.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Series 1 preferred stock, Warrants or common stock or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SERIES 1 PREFERRED STOCK, WARRANTS OR OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price Among Series 1 Preferred Stock and Warrants

For U.S. federal income tax purposes, the Series 1 preferred stock and the Warrants will be treated as separate financial instruments. Of the purchase price paid by a holder for each share of Series 1 preferred stock accompanied by one Warrant, the Company intends to allocate approximately $                 to the share of Series 1 Preferred Stock and $                 to the Warrant. Under Treasury Regulations issued under provisions of the Code relating to original issue discount in respect of debt instrument, a holder will be bound by such allocation for U.S. federal income tax purposes unless such holder discloses on a statement attached to its tax return for the taxable year that includes the acquisition date of such Unit that its allocation differs from that of the Company. No assurance can be given that the Internal Revenue Service, or the IRS, will agree with the Company’s allocation of the purchase price between the Series 1 preferred stock and the Warrants. If the Company’s allocation were successfully challenged by the IRS, the purchase price, the accrual of redemption premium on Series 1 preferred stock, and any gain or loss recognized on a sale or other taxable disposition of a share of Series 1 preferred stock or a Warrant would be different from that resulting under the allocation determined by the Company.

Consequences to U.S. Holders

This section applies only to U.S. holders. A “U.S. holder” is any beneficial owner of Series 1 preferred stock, Warrants or common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are a not a U.S. holder, you should consult the discussion under “—Consequences to Non-U.S. Holders” below.

Series 1 Preferred Stock and Common Stock

Redemption Premium on Series 1 Preferred Stock

As described above in “—Allocation of Purchase Price Among Series 1 Preferred Stock and Warrants,” the purchase price of the Series 1 preferred stock will be less than the redemption price in an amount equal to the portion of the combined purchase price that is allocable to the Warrants. Accordingly, because the Series 1 preferred stock is redeemable, the Series 1 preferred stock will be issued with redemption premium. Under Section 305(c) of the Code and the Treasury Regulations thereunder, redemption premium may be treated as accruing on a constant yield basis, and a U.S. holder may be treated as realizing such accrual as a deemed distribution under in a manner similar to the accrual of original issue discount as applied to debt instruments. Any such constructive distributions will be subject to the tax treatment of distributions on the Series 1 preferred stock as described in “—Distributions,” below.

Distributions

Distributions, if any, made in respect of our Series 1 preferred stock or common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by non-corporate U.S. holders generally will be eligible for the lower tax rate applicable to long-term capital gains, provided certain holding period and other requirements in respect of the stock for treatment of such dividends as “qualified dividend income” are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the Series 1 preferred stock or common stock on which such dividend was paid, and thereafter as capital gain from the sale or exchange of such Series 1 preferred stock or common stock as described in “—Sale or Other Taxable Disposition of Stock,” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive or Deemed Distributions

As described above under “—Redemption Premium on Series 1 Preferred Stock,” the redemption premium on the Series 1 preferred stock may be treated as a deemed distribution as it accrues. In addition, the conversion rate of the Warrants and the Series 1 preferred stock may be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances likewise result in a deemed distribution under Section 305 of the Code to a U.S. holder even though no cash or property is received. Certain of the possible conversion rate adjustments provided in the Warrants and the Series 1 preferred stock may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or separate property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in the same manner as described in “–Distributions” above. U.S. holders should consult with their own tax advisors as to whether a deemed dividend distribution to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable to qualified dividend income.

It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such deemed distribution treated as a dividend. Because a U.S. holder that is treated as receiving a deemed dividend distribution does not actually receive any amount of cash, any applicable backup withholding that is required to be made in respect of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding) may be satisfied, in certain circumstances, by distributions in respect of the Series 1 preferred stock or common stock.

Generally, a U.S. holder’s adjusted tax basis in a share of Series 1 preferred Stock will be increased to the extent any such deemed distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Warrants and/or Series 1 preferred stock.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of Series 1 preferred stock not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as final in the proposed form, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series 1 preferred stock and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of Series 1 preferred stock (including holders of Series 1 preferred stock that would otherwise be exempt from reporting). Final regulations would be effective for deemed distributions occurring on or after the date of adoption, but holders of Series 1 preferred stock as well as withholding agents may rely on them prior to that date under certain circumstances.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in our Series 1 preferred stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. holder that has held our Series 1 preferred stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock (but not below zero) with respect to which such dividend was made by the “nontaxed portion” of such dividend, which equals (i) the amount of such dividend over (ii) the portion of such dividend includible in gross income, reduced by any dividends received deduction allowable with respect to such dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of our Series 1 preferred stock or common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the lower applicable long-term capital gains rates discussed above under “—Distributions.”

Conversion of Preferred Stock

A U.S. holder generally will not recognize gain or loss upon the conversion of our Series 1 preferred stock into common stock, except that any common stock received in respect of unpaid distributions that have been declared will be taxable as described under “–Distributions” above, with any common stock received in respect of such distributions treated as if the U.S. holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange of cash in exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received in respect of the fractional shares and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series 1 preferred stock for more than one year at the time of conversion.

The tax treatment of a U.S. holder’s receipt of any common stock paid upon conversion and attributable to the accrued redemption premium is uncertain. Although not free from doubt, we believe the receipt of such common stock should be treated as additional consideration received by the U.S. holder upon conversion of the Series 1 preferred stock into common stock. Such treatment of payments of common stock made in respect of accrued redemption premium may be challenged by the IRS, including on grounds that portion of the common stock attributable to the accrued redemption premium represents a taxable dividend to the extent of our earnings and profits at the time of conversion, as described above under “–Distributions.”

Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to backup withhold in respect of a U.S. holder (because such U.S. holder has failed to establish an exemption from backup withholding), we (at our option) or an applicable withholding agent may withhold such taxes from shares of common stock or current or subsequent distributions of cash to such U.S. holder.

Except as discussed in the last sentence of this paragraph, a U.S. holder’s initial tax basis in shares of common stock received upon conversion of the Series 1 preferred stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of the Series 1 preferred stock and the holding period of such shares of common stock will include the holding period of the converted shares of Series 1 preferred stock. A U.S. holder’s initial tax basis in common stock received in payment of distributions that have been declared but not yet made and that are taxed as a dividend will equal their fair market value on the date of conversion, and its holding period in common stock so acquired will commence on the day after the conversion.

A conversion of a U.S. holder’s Series 1 preferred stock pursuant to certain transactions (including our consolidation or merger into another person) will be treated for U.S. federal income tax purposes depending upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Sale or Other Taxable Disposition of Stock

Upon the sale or other taxable disposition of our Series 1 preferred stock or common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in such Series 1 preferred stock or common stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the Series 1 preferred stock or common stock, as applicable, is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Warrants

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

Exercise of Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and the related receipt of Series 1 preferred stock or common stock, as applicable, unless cash is received in lieu of the issuance of a fractional Warrant Share. A U.S. holder’s initial tax basis in a share of our Series 1 preferred stock or common stock, as applicable, received upon exercise of a Warrant will be equal to the sum of (i) such U.S. holder’s tax basis in the Warrant (which may be adjusted as a result of deemed dividend distributions, as described in “—Series 1 Preferred Stock and Common Stock—Constructive or Deemed Distributions,” above) plus (ii) the exercise price paid by such U.S. holder on the exercise of such Warrant. A U.S. holder’s holding period in a Warrant Share received on the exercise of a Warrant will begin on the day after the date that such Warrant is exercised by such U.S. holder.

Lapse of Warrants

If a U.S. holder allows a Warrant to expire unexercised, such U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant (which may be adjusted as a result of deemed dividend distributions, as described in “—Series 1 Preferred Stock and Common Stock—Constructive or Deemed Distributions,” above). Because the term of the Warrants purchased in this offering is more than one year, the U.S. holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

Our Warrants may be subject to constructive distributions, as described in “—Series 1 Preferred Stock and Common Stock—Constructive Distributions,” above.

Medicare Tax on Net Investment Income

Generally, a 3.8% Medicare contribution tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. Dividends received by a U.S. holder in respect of any share of our Series 1 preferred stock or common stock, or deemed received by a U.S. holder in respect of any share of our Series 1 preferred stock or any Warrants, and capital gains recognized on a sale or other taxable disposition of any shares of our Series 1 preferred stock, of Warrants or of shares of our common stock generally will constitute net investment income. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends on shares of Series 1 preferred stock or common stock (including constructive dividends deemed paid) and to the proceeds of a sale of a Warrant or share of Series 1 preferred stock or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. A “non-U.S. holder” is a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of Series 1 preferred stock, Warrants or common stock that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as individuals who are U.S. expatriates and certain non-U.S. holders that are subject to the Medicare net investment income tax. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. If you are not a non-U.S. holder (and not a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes), you should refer to the discussion under “—Consequences to U.S. Holders.”

Actual and Constructive or Deemed Distributions

Any distribution to a non-U.S. holder with respect to the shares of Series 1 preferred stock or common stock (including any deemed distributions resulting from the accrual of the redemption premium on the Series 1 preferred stock, as described in “—Consequences to U.S. Holders—Series 1 Preferred Stock and Common Stock—Redemption Premium on Series 1 Preferred Stock” above, or deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, as described in “—Consequences to U.S. Holders—Series 1 Preferred Stock and Common Stock—Constructive or Deemed Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty to the extent the distribution is treated as a dividend, as described in “—Consequences to U.S. Holders—Series 1 Preferred Stock and Common Stock—Distributions” above. However, dividend distributions that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a non-U.S. holder that is treated as receiving a deemed dividend distribution does not actually receive any amount of cash, any applicable withholding that is required to be made in respect of the non-U.S. holder may be satisfied by distributions in respect of the Series 1 preferred stock or common stock or sales proceeds received by or other funds or assets of such non-U.S. holder.

A non-U.S. holder of shares of Series 1 preferred stock or common stock that wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Repurchase, Retirement or Conversion of Warrants, Shares of Series 1 Preferred Stock or Shares of Common Stock

Subject to the discussion of backup withholding and withholding on foreign accounts below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a Warrant or a share of Series 1 preferred stock or common stock, or on the taxable conversion of a share of Series 1 preferred stock, will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the Warrants, Series 1 preferred stock or common stock, as the case may be, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, repurchase, retirement, conversion or other taxable disposition of a Warrant or a share of Series 1 preferred stock or common stock, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption, repurchase, retirement, conversion or other taxable disposition of a Warrant or share of Series 1 preferred stock or common stock generally in the same manner as if such holder were a U.S. holder (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States.

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS and to non-U.S. holders the dividends paid to non-U.S. holders (including deemed dividend distributions) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make, provided the statement described above has been received (and we or an applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Warrant, share of Series 1 preferred stock or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and the payer does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Withholding on Foreign Accounts

The Foreign Account Tax Compliance Act, or FACTA, imposes withholding at a 30% rate on certain types of “withholdable payments” (including actual and deemed dividend distributions on, and the gross proceeds from the sale or other disposition of, stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the nonfinancial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

Under the Treasury Regulations and official guidance, FATCA withholding currently applies to deemed dividend distributions on the Warrants, and actual and deemed dividend distributions on our shares of Series 1 preferred stock or common stock. Under recently proposed Treasury Regulations, the preamble to which states that taxpayers may rely on them, this withholding tax will not apply to proceeds from a sale or other disposition of the Warrants or shares of our Series 1 preferred stock or common stock. Prospective investors should consult their tax advisors regarding the application of FATCA to the Warrants, Series 1 preferred stock, and our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August , 2019, among us and Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth in this section, the number of shares of Series 1 preferred stock and accompanying Warrants listed next to its name in the following table:

Name	Number of Shares of Series 1 Preferred Stock and Warrants
Jefferies LLC
Wells Fargo Securities, LLC
Ladenburg Thalmann & Co. Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, dated August    , 2019, between us and Jefferies LLC and Wells Fargo Securities, LLC, as underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the entire number of Series 1 preferred stock and Warrants offered by this prospectus.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters will purchase all of the Series 1 preferred stock and Warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in shares of our common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for shares of our common stock, that you will be able to sell any shares of our common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Series 1 preferred stock and Warrants subject to their acceptance of the Series 1 preferred stock and Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the Series 1 preferred stock and Warrants to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $                per ordinary share. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share of Series 1 Preferred Stock and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $                . In addition, we have agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering, including fees and disbursements of its legal counsel in connection with compliance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, of up to $20,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the underwriters in connection with this offering.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “BLCM.” There is no established public trading market for the Series 1 preferred stock or the Warrants, and we do not expect a market to develop. We do not intend to list the Series 1 preferred stock or the Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

No Sales of Similar Securities

We, our officers and directors and certain shareholders have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, hypothecate, grant any security interest in, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended; or

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares or related securities, or cause to be filed a registration statement, prospectus, or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of the underwriters.

This restriction terminates after the close of trading on and including the 90th day after the date of this prospectus.

The restrictions above will not apply to certain transactions, including:

•	transfers by gift, will or operation of law;

•	transfers to certain related entities;

•	the exercise or conversion of options or convertible notes;

•	the establishment of 10b5-1 trading plans, provided no sales can occur during the 90-day lock-up period;

•	the transfer of shares or related securities to the Company to satisfy tax withholding obligations in connection with the vesting or exercise of equity awards; and

•

transfers pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company.

The underwriters may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail (or on the web sites) or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Series 1 preferred stock and Warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web site and any information contained in any other web site maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Series 1 preferred stock and Warrants offered hereby. Any such short positions could adversely affect future trading prices of the Series 1 preferred stock and Warrants offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement and the accompanying prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

European Economic Area

In relation to each member state of the European Economic Area (each, an “EEA Member State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that EEA Member State except that an offer to the public in that EEA Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to any securities in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the Series 1 preferred stock and Warrants is responsible for undertaking its own target market assessment in respect of the Series 1 preferred stock and Warrants and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593, or the Delegated Directive. Neither we nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer to the public within the meaning of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Canada

(A) Resale Restrictions

The distribution of Series 1 preferred stock and Warrants in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Series 1 preferred stock and Warrants in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing Series 1 preferred stock and Warrants in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Series 1 preferred stock and Warrants without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of Series 1 preferred stock and Warrants should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Series 1 preferred stock and Warrants in their particular circumstances and about the eligibility of the Series 1 preferred stock and Warrants for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Cooley LLP, San Diego, California. Covington  & Burling LLP, New York, New York is counsel to the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36783. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 7, 2019 and August 5, 2019, respectively;

•

the information specifically incorporated by reference into our Annual Report on Form  10-K for the fiscal year ended December 31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 25, 2019, as amended on  June 6, 2019;

•

our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on April 10, 2019,  June 3, 2019 (except with respect to Item 7.01 included therein),  June 4, 2019, June  19, 2019 and July 29, 2019; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on December 10, 2014, including all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas 77030, Attn: Corporate Secretary or telephoning us at (832) 384-1100.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer up to $400,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “BLCM.” On July 22, 2019, the last reported sales price of our common stock was $1.54 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 30, 2019.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context requires otherwise, references in this prospectus to “Bellicum,” “we,” “us” and “our” refer to Bellicum Pharmaceuticals, Inc. and its wholly owned subsidiaries, Bellicum Pharma Limited and Bellicum Europe GmbH.

Company Overview

We are a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies by modulating T cell function via controllable molecular switches. We are focused on developing treatments for various forms of cancer, including both hematological cancers and solid tumors, as well as orphan inherited blood disorders. We are using our proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer our product candidates with switch technologies that are designed to control components of the immune system in real time. By incorporating our CID platform, our product candidates may offer better efficacy and safety outcomes than are seen with current cellular immunotherapies.

We are developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including chimeric antigen receptor T cell therapy, or CAR-T and hematopoietic stem cell transplantation, or HSCT. CAR-T cell therapies are an innovative approach in which a patient’s T cells are genetically modified to carry chimeric antigen receptors, or CARs. While high objective response rates have been reported in some hematological malignancies, CAR-T cells have shown limited clinical efficacy in solid tumors due to limited proliferation and persistence of these cells and to immune suppressive factors found in the tumor microenvironment. Patients treated with CAR-T cell therapies can have serious and sometimes fatal toxicities, which include instances in which the CAR-T cells have caused high levels of cytokines due to over-activation, referred to as “cytokine release syndrome,” or CRS, neurologic toxicities and cases in which CAR-T cells have attacked healthy organs. In each case, these toxicities have sometimes resulted in death. HSCT, also known as bone marrow transplantation, has for decades been curative for many patients with hematological cancers or orphan inherited blood disorders. However, adoption of HSCT to date has been limited by the risks of transplant-related morbidity and mortality from graft-versus-host-disease, or GvHD, and the potential for serious infections or cancer recurrence due to the lack of an effective immune system following a transplant.

Our proprietary CID platform is designed to address these challenges. Events inside a cell are controlled by cascades of specialized signaling proteins. CID consists of molecular switches, modified forms of these signaling proteins, which are triggered inside the patient by infusion of a small molecule, instead of by natural upstream signals. We include these molecular switches in the appropriate immune cells and deliver the cells to the patient in the manner of conventional cellular immunotherapy. We have developed two such switches: an “activation switch,” designed to stimulate activation, proliferation and persistence of the immunotherapy cells and provide other immunomodulatory benefits, and a “safety switch,” designed to initiate programmed cell death, or apoptosis, of the immunotherapy cells. Each of our product candidates incorporates one or both of these switches, for enhanced, real time control of efficacy and safety:

•	Our iMC activation switch (also known as inducible MyD88/CD40) incorporated into our GoCAR-T™ product candidates is designed to deliver enhanced efficacy versus 1st and 2nd generation CAR-T therapies through multiple mechanisms of action, including: 1) inducible activation, proliferation and persistence of the T cells; 2) modulation of the tumor microenvironment, overriding common inhibitory pathways like PD-1, PGE2, and TGF-ß; and 3) enhancing host immune activity by inducing pro-inflammatory cytokines and chemokines to modulate the tumor microenvironment and recruit host immune cells. These effects are designed to be controlled through the scheduled administration of a course of rimiducid infusions that may continue until the desired patient outcome is achieved. In the event of emergence of side effects, the level of activation of the GoCAR-T cells is designed to be attenuated by extending the interval between rimiducid doses, potentially reducing the dosage per infusion, or suspending further rimiducid administration.

•

Our CaspaCIDe™ safety switch (also known as inducible Caspase-9, or iC9) is incorporated into our rivo-cel product candidate, where it is inactive unless the patient experiences a serious side effect. In that event, a small molecule dimerizer (e.g., rimiducid or temsirolimus) is administered to induce Caspase-9 and eliminate a majority of the cells, with the goal of attenuating the therapy and resolving the serious side effect.

•

In addition, we have an active research effort to develop other advanced molecular switch approaches, including a “dual-switch” GoCAR-T that is designed to provide a user-controlled system for managing proliferation, persistence and safety of tumor antigen-specific CAR T cells by incorporating both our iMC and CaspaCIDe switches, respectively.

By incorporating our novel switch technologies, we are developing product candidates with the potential to elicit positive clinical outcomes and ultimately change the treatment paradigm in various areas of cellular immunotherapy. Our clinical product candidates are described below.

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Rivo-cel (rivogenlecleucel, formerly known as BPX-501) is a product candidate intended to improve HSCT outcomes in the treatment of hematologic malignancies, including leukemias, lymphomas, and inherited blood disorders. Rivo-cel, which contains our proprietary CaspaCIDe safety switch, is an allogeneic polyclonal T cell therapy that is designed to improve transplant outcomes following an HSCT procedure, including enhancing the recovery of the donor immune system, providing protection against infections, and in the case of malignancies, protection against disease relapse. In cases of severe or uncontrolled GvHD (the primary risk of donor T cell infusions), elimination of a portion of the infused rivo-cel product is possible through the activation of the CaspaCIDe safety switch.

The European Commission has granted orphan drug designations to rivo-cel for treatment in HSCT, and for activator agent rimiducid for the treatment of GvHD. Additionally, rivo-cel and rimiducid have received orphan drug status from the U.S. Food and Drug Administration, or the FDA, as a combination replacement T cell therapy for the treatment of immunodeficiency and GvHD after allogeneic HSCT.

Based on interactions with the European Medicines Agency, or the EMA, we believe that data from the European arm of our BP-004 trial could form the basis of Marketing Authorisation Applications, or MAAs, for rivo-cel and rimiducid for the treatment of pediatric patients with high-risk hematological cancers or certain orphan inherited blood disorders. In addition, the EMA’s Committee for Medicinal Products for Human Use, or the CHMP, has agreed that review and approval under “exceptional circumstances” may be suitable, recognizing that a randomized trial may not be feasible in the pediatric haploidentical HSCT setting. In place of a randomized trial, we are collecting data from the C/CP-004 study, a concurrent observational study in pediatric patients receiving a matched unrelated donor HSCT. In addition, based on recent EMA feedback we are also planning to compare our BP-004 results to similar patients registered in the European Bone Marrow Transplant (EBMT) registry. We expect to file MAAs for European marketing approvals in late 2019 or early 2020.

We recently initiated a pivotal randomized Phase 2/3 global clinical trial, called THRIVE, for rivo-cel in adult and adolescent patients 12 years and older with intermediate and high-risk acute myeloid leukemia (AML) or myelodysplastic syndromes (MDS). The trial will compare the primary endpoint of overall survival in patients receiving a haplo-transplant with rivo-cel versus the standard post-transplant cyclophosphamide haplo-transplant regimen. We submitted and reviewed the protocol with the FDA during a Type C meeting and began screening patients for the trial in December of 2018.

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BPX-601 is an autologous GoCAR-T product candidate containing our proprietary iMC activation switch, designed to treat solid tumors expressing prostate stem cell antigen, or PSCA. We believe iMC enhances T cell proliferation and persistence, enhances host immune activity, and modulates the tumor microenvironment to improve the potential to treat solid tumors compared to traditional CAR-T therapies. A Phase 1/2 clinical trial, called BP-012, in patients with pancreatic, gastric, or prostate cancers expressing PSCA is ongoing and we expect to report updated data from this clinical trial in late 2019 or early 2020.

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BPX-603 is a dual-switch GoCAR-T product candidate containing both the iMC activation and CaspaCIDe safety switches. BPX-603 is Bellicum’s first controllable dual-switch GoCAR-T product candidate and is designed to target solid tumors that express the human epidermal growth factor receptor 2 antigen, or HER2. We expect to initiate a clinical trial for BPX-603 in late 2019.

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BPX-802 is a dual-switch GoCAR-T product candidate containing both the iMC and CaspaCIDe switches. BPX-802 is designed to target an antigen expressed in hematological malignancies. We expect to submit an IND for BPX-802 in late 2019.

We have developed efficient and scalable processes to manufacture genetically modified T cells of high quality, which are currently being used to produce rivo-cel and BPX-601 for our clinical trials. We are leveraging this know how in combination with our proprietary cellular control technologies, resources, capabilities and expertise for the manufacture of CAR-T product candidates to create and develop first and best-in-class product candidates.

We have established in-house cell manufacturing and vector production capabilities at our headquarters facility in Houston, Texas. We completed the facility build-out in early 2018, and we expect that our facilities will meet our U.S. clinical trial and early commercialization requirements. For the European market, we plan to continue working with established contract manufacturers.

Corporate Information

We were incorporated in Delaware in July 2004. Our principal executive offices are located at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas and our telephone number is (832) 384-1100. Our corporate website address is www.bellicum.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $400,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, none of the 10,000,000 authorized shares of preferred stock have been designated by our board of directors. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the option of the holders of our preferred stock and would be at prescribed conversion rates.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of July 19, 2019, 46,254,163 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock and the registration rights of certain holders of our common stock or their transferees. The descriptions of capital stock and the registration rights under the Registration Rights Agreement by and among the Registrant, Baker Brothers Life Sciences, L.P., 667, L.P. and 14159, L.P., or collectively, Baker Brothers, dated January 15, 2016, or the Registration Rights Agreement, are qualified by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the Registration Rights Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preference of any wholly unissued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series. To date, none of the 10,000,000 authorized shares of preferred stock have been designated by our board of directors.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more Current Reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Registration Rights

Pursuant to the terms of the Registration Rights Agreement, Baker Brothers is entitled to certain resale registration rights with respect to shares of our common stock held by Baker Brothers. Under the agreement, following a demand by Baker Brothers, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering registrable securities held by Baker Brothers, and to keep such registration statement effective until the earlier of (i) all registrable securities covered by such registration statement have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 of the Securities Act, or (ii) all registrable securities covered by such registration statement otherwise cease to be considered registrable securities pursuant to the terms of the agreement. Under the agreement, Baker Brothers has the right to one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of its registrable securities, subject to specified exceptions, conditions and limitations. Generally, we are required to bear all registration and selling expenses incurred by Baker Brothers in connection with the demand registrations described above, other than underwriting discounts and commissions, including up to $50,000 of reasonable legal expenses of one special counsel for Baker Brothers per registration.

The registration rights discussed above will terminate upon the earlier of (i) once all shares subject to the Registration Rights Agreement have been sold pursuant to an effective registration statement or pursuant to Rule 144 of the Securities Act, (ii) such shares may be resold without restriction under Rule 144 of the Securities Act, or (4) January 15, 2026. Pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-3 (File No. 333-219020) with the SEC on June 28, 2017, which was declared effective on July 12, 2017, covering all registrable securities held by Baker Brothers.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

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provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies); and

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provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (3) any action asserting a claim against the us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (4) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “BLCM.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or the DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which my be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “-Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way; the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Other than common stock, all securities we offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Bellicum. The address of the SEC website is www.sec.gov.

We maintain a website at www.bellicum.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36783. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 7, 2019;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 25, 2019, as amended on June 6, 2019;

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our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on April  10, 2019, June  3, 2019 (except with respect to Item 7.01 included therein), June  4, 2019 and June 19, 2019; and

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the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on December 10, 2014, including all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas 77030, Attn: Corporate Secretary or telephoning us at (832) 384-1100.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

$53,000,000

Shares of Series 1 Convertible Preferred Stock

Warrants

PRELIMINARY PROSPECTUS SUPPLEMENT

            , 2019

Jefferies

Wells Fargo Securities

Ladenburg Thalmann